Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kite Pharma, Inc. of our report dated April 4, 2014 relating to the financial statements of Kite Pharma, Inc. appearing in the Registration Statement on Form S-1 (File No. 333-196081), as amended.

                     /s/ Crowe Horwath LLP

New York, New York

June 23, 2014